UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017 (August 9, 2017)

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16633	84-1460811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado 80301

(Address of principal executive offices, including Zip Code)

(303) 381-6600

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2017, Array announced the appointment of Curtis Oltmans as General Counsel, effective August 15, 2017, to replace Mr. John Moore, who notified Array on August 9, 2017 of his retirement as Vice President and General Counsel of Array. Mr. Oltmans has most recently served as Corporate Vice President and General Counsel, North America, at Novo Nordisk, Inc., a fully integrated, leading global healthcare company, where he was responsible for strategy and initiatives in the areas of law, including litigation and intellectual property, and public affairs for the company’s substantial business in North America. Prior to Novo Nordisk, Mr. Oltmans spent 13 years at Eli Lilly and Company in a variety of legal roles, including litigation, FDA regulatory and international law. Mr. Oltmans earned his undergraduate degree in political science at the University of Nebraska and his Juris Degree at the University of Nebraska College of Law.

Mr. Moore’s retirement did not arise from any disagreement on any matter relating to Array’s operations, policies or practices. Mr. Moore’s last day of employment will be September 8, 2017. In connection with his retirement, Mr. Moore entered into a Separation and Release Agreement (the “Separation Agreement”) with Array on August 14, 2017. Under the Separation Agreement, Array agreed (i) to provide Mr. Moore with severance compensation equal to 12 months of his current base salary, payable bi-monthly over the 12-month period following his last day of employment, plus an amount required to cover healthcare premiums under COBRA for a 12-month period, payable as a lump sum payment on his last day of employment, and (ii) to accelerate the vesting of his outstanding stock options and restricted stock units, all in consideration for the releases and other covenants made by Mr. Moore in the Separation Agreement. Mr. Moore will also receive the performance bonus payable to him under Array's fiscal 2017 Performance Bonus Program when Array pays bonus amounts to its employees under such Performance Bonus Program. The Separation Agreement also contains customary nondisparagement provisions. The foregoing summary of the terms of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which will be filed by Array as an exhibit to its quarterly report on Form 10-Q for the quarter ended September 30, 2017.

Item 8.01	Other Events

The information in the first paragraph above reporting on the announcement of Mr. Oltmans’ appointment as Array’s General Counsel is incorporated by reference to this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated August 14, 2017 entitled “Array BioPharma Appoints Curtis Oltmans as General Counsel”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2017	Array BioPharma Inc.

	By:	/s/ JASON HADDOCK
Jason Haddock
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 14, 2017 entitled “Array BioPharma Appoints Curtis Oltmans as General Counsel”